                               STATE OF MISSOURI

                        SEAL OF THE SECRETARY OF STATE
                                    [SEAL]
                                   MISSOURI

                                  MATT BLUNT

                              SECRETARY OF STATE

                                   I00000502

                       CERTIFICATE OF CORPORATE RECORDS

                    GENERAL AMERICAN LIFE INSURANCE COMPANY

I, MATT BLUNT, Secretary of the State of the State of Missouri and Keeper of the Great Seal thereof, do hereby certify that the annexed pages contain a full, true and complete copy of the original documents on file and of record in this office for which certification has been requested.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 14th day of September, 2004

                                                      THE GREAT SEAL OF THE
                                                             [SEAL]
                                                        STATE OF MISSOURI

                   Matt Blunt
-------------------------------------------------
               Secretary of State
Certification Number: 7014275-35 Reference:
Verify this certificate online at
http://www.sos.mo.gov/businessentity/verification

                                                   FILE NUMBER: 200425410/03
                                                           I00000502
                                                    DATE FILED: 09/09/2004
                                                          MATT BLUNT
                                                      SECRETARY OF STATE

                     CERTIFICATE OF AMENDMENT OF ARTICLES

                        (to be executed in triplicate)

We, the undersigned president or vice president and secretary or assistant secretary, on our oaths swear and certify to the truth of the following statements:

(I) NAME OF THE INSURANCE COMPANY : General American Life Insurance Company

IF THE NAME OF THE INSURANCE COMPANY CHANGED AS A RESULT OF THIS AMENDMENT. THE NAME OF THE INSURANCE COMPANY IMMEDIATELY BEFORE THIS AMENDMENT WAS General American Life Insurance Company

(2) THE DATE Of THE ADOPTION OF THE AMENDMENT BY THE SHAREHOLDERS, MEMBERS OR OTHER GROUP OF PERSONS ENTITLED TO VOTE ON THE AMENDMENT: June 18, 2004.

(3) THE AMENDMENT ADOPTED (attach additional pages' if necessary):

Please see. "Attachment A" attached hereto.


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                                             ---------------------------------
                                                     State of Missouri
                                             Amend/Restate - Gen Bus 6 Page(s)
                                                        T0425307225

(4) THE NUMBER OF SHARES, MEMBERS, OR OTHER GROUP OF PERSONS ENTITLED TO VOTE, OR IF A MUTUAL, THE NUMBER OF THE MEMBERS PRESENTS EITHER IN PERSON OR BY PROXY ENTITLED TO VOTE: 2,999,999

(5) THE NUMBER OF SHARES, MEMBERS OR OTHER GROUP OF PERSONS THAT VOTED FOR AND AGAINST SAID AMENDMENT RESPECTIVELY: For: 2,999,999 Against: 0

(6) IF THE AMENDMENT EFFECTS A CHANGE IN THE NUMBER OR PAR VALUE OF AUTHORIZED SHARES, THEN A STATEMENT SHOWING THE NUMBER OF SHARES AND PAR VALUE THEROF

PREVIOUSLY AUTHORIZED:_________________________________________________________

                                                       [ILLEGIBLE]
                                            ----------------------------------
                                             President or Vice President and
                                                Associate General Counsel
[SEAL]
PLACE CORPORATE SEAL HERE
(If no corporate seal state "none".)
                                                       [ILLEGIBLE]
                                            ----------------------------------
                                                        Secretary

State of New York
        ss
County of Queens

Subscribed and sworn to before me this 16th day of August, 2004.

 [SEAL]               BRENDA CHIARELLO                   Brenda Chiaello
              Notary Public, State of New York     ----------------------------
                       No. 01CH6020407             NOTARY PUBLIC
                 Qualified in Queens County        My Commission expires 3-1-07
            Certificate Filed in New York County
              Commission Expires March 1, 2007

             CERTIFICATE OF AMENDMENT OF THE DIRECTOR OF INSURANCE
    (THIS CERTIFICATE MAY BE FILLED OUT ONLY BY THE DIRECTOR OF INSURANCE)

I certify that I have examined the above Certificate of Amendment of Articles as executed by the insurance company and find that it conforms to law, that the proceedings were regular, that the condition and the assets of the company justify the amendment, and that the same will not be prejudicial to the interests of the policyholders, all as provided by law.

So Certified, Signed, and Official Seal Affixed on this date September 8, 2004

                                                        /s/ SCOTT B LAKIN
                                                  -----------------------------
                                                          SCOTT B LAKIN
                                                      Director of Insurance
                                                        State of Missouri

[SEAL]

                                "ATTACHMENT A"

                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION
                                      OF
                    GENERAL AMERICAN LIFE INSURANCE COMPANY

                               FEBRUARY 21, 1997
                         AS AMENDED SEPTEMBER 10, 1997
                           AMENDED OCTOBER 24, 2002
                             AMENDED JUNE 16, 2004

                                   ARTICLE I

   The name of the Company shall continue to be General American Life Insurance Company.

                                  ARTICLE II

   The principal office of the Company shall be located at 13045 Tesson Ferry Road, St. Louis, Missouri 63128.

                                  ARTICLE III

   The Company is incorporated for the purpose of making insurance upon the lives of individuals and every assurance pertaining thereto or connected therewith, to grant, purchase and dispose of annuities and endowments of every kind and description whatsoever, to provide an indemnity against death and for weekly or other periodic indemnity for disability occasioned by accident or sickness to the person of the assured and to have all the further rights, powers and privileges granted or permitted life insurance companies organized under the provisions of Chapter 376 R.S.Mo., and all Acts amendatory thereof or additional thereto.

                                  ARTICLE IV

   The Company was originally organized as a domestic stock and mutual life insurance company in 1933 and, in a process initiated in 1936, converted to a mutual company with no capital stock. Pursuant to a Plan of Reorganization adopted by the Company as of 26 September 1996, and in accordance with
Section 376.1300 et seq. R.S.Mo., the Company converted to a stock form life insurance company on 23 Apri1 1997.

   The aggregate number of shares of stock that the Company shall be authorized to issue shall be five million (5,000,000) shares of common stock, with par value of one dollar ($1.00) per share.

   No holder of stock of the Company shall be. entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and all such additional shares of stock or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in its absolute discretion, may deem advisable.

   The Company shall be a continuation of the original corporation of the same name whose first Certificate of Authority to transact a life insurance business was granted by the Superintendent of the Insurance Department on the 5th day of September, 1933.

                                   ARTICLE V

   The corporate powers of the Company shall be vested in a Board of Directors and shall be exercised by the Board and by such officers, agents, employees and committees, including an Advisory Committee, as the Board may, in its discretion, from time to time appoint and empower. The Board shall have the power from time to time to make, amend or repeal such By-laws, rules and regulations for the transaction of the business of the Company as the Board may deem expedient and as are not inconsistent with this Amended and Restated Articles of Incorporation or the constitution or other laws of the State of Missouri. The Company shall have perpetual succession for a term of nine hundred ninety-nine (999) years.

                                  ARTICLE VI

   The Board of Directors shall consist of not less than nine (9) nor more than fifteen (15) persons elected in the manner as shall be prescribed by the By-Laws of the Company.

                                  ARTICLE VII

   The annual meeting of the Company shall be held at such time and place as shall be selected by the Board of Directors or as provided in the By-laws of the Company. Special meetings of the Company shall be called and notice of any annual or special meeting shall be given in the manner provided in the By-laws.

   Each outstanding share of stock shall be entitled to one vote upon each matter submitted to a vote at any annual or special meeting of the Company. On all propositions which shall be submitted for decision at any annual or special meeting of the Company, such matter shall be decided by the vote of the majority of the shares voting at such meeting.

                                 ARTICLE VIII

   This Amended and Restated Charter and Articles of Incorporation may be amended at any annual or special meeting of the Company by the majority vote of the shareholders voting at such meeting;

                          ARTICLE IX: INDEMNIFICATION

   The Company shall indemnify each of its directors, officers, employees, and agents to the full extent specified by Section 351.355 R.S.Mo., as amended from time to time (the "Indemnification Statute"), and, in addition, shall indemnify each of them against all expenses (including, without limitation, attorneys' fees, judgments, fines, taxes, and amounts paid in settlement) actually and reasonably incurred by him or her in connection with any claim (including, without limitation, any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative and whether or not by or in the right of any corporation) by reason of the fact that he or she is or was serving the Company or at the request of the Company in any of the capacities referred to in the Indemnification Statute or arising out of his or her status in any such capacity, provided that the Company shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

   The Company is authorized to give or supplement any of the aforesaid indemnifications by By-law, agreement, or otherwise and support them by insurance to the extent it deems appropriate. Amounts to be paid under this
Article IX shall be disbursed at such times and upon such procedures as the Company shall determine. All such indemnification shall continue as to any person who has ceased to serve in any of the aforesaid capacities and shall inure to the benefit of the heirs, devisees, and personal representatives of such person. Indemnification given under this Article IX shall survive elimination or modification of this Article IX with respect to any such expenses incurred in connection with claims arising out of acts or omissions occurring prior to such elimination or modification and persons to whom such indemnification is given shall be entitled to rely on such indemnification as a contract with the Company.

                                                  /s/ Kevin Finnegan
                                                  -----------------------------
                                           Name:  Kevin Finnegan
                                           Title: Vice President and
                                                  Associate General Counsel

ATTEST:

       /s/ James D. Gaughan
       -------------------------
Name:  James D. Gaughan
Title: Secretary

                               STATE OF MISSOURI

                        SEAL OF THE SECRETARY OF STATE
                                    [SEAL]
                                   MISSOURI

                                  MATT BLUNT

                              SECRETARY OF STATE

                   CERTIFICATE OF AMENDMENT AND RESTATEMENT

   I, MATT BLUNT, Secretary of the State of the State of Missouri, do hereby certify that

                    GENERAL AMERICAN LIFE INSURANCE COMPANY
                                   I00000502

a corporation organized under Laws of MISSOURI, has delivered to me and that I have filed its Certificate of Amendment of its Articles of Incorporation, that said Corporation has in all respects complied with the requirements of law governing the Amendment of Articles of Incorporation and the said Articles are amended in accordance therewith.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 9th day of September, 2004.


              Matt Blunt                        THE GREAT SEAL OF THE
--------------------------------------                  [SEAL]
          Secretary of State                      STATE OF MISSOURI